Exhibit 99.3

               ROYAL BANK OF CANADA TO ACQUIRE CENTURA BANKS, INC.

      Acquisition will serve as foundation for U.S. banking growth strategy

ROCKY MOUNT, N.C./TORONTO, January 26, 2001 -- Royal Bank of Canada (TSE, NYSE:
RY) and Centura Banks, Inc. (NYSE: CBC), headquartered in Rocky Mount, North Carolina, today announced they have signed a definitive merger agreement by which Royal Bank will acquire Centura.

         Under the terms of the agreement, each share of Centura outstanding will be converted into 1.684 shares of Royal Bank of Canada upon closing. The indicated value of the transaction is US$2.3 billion (C$3.5 billion), based on Royal Bank of Canada's closing share price of US$34.35 (NYSE) and C$51.80 (TSE) on January 25, 2001.

         The acquisition is subject to regulatory approval in Canada and the U.S., approval from the shareholders of Centura Banks, Inc. and other customary closing conditions. The transaction is expected to be completed by mid-summer at which time Centura will adopt the name RBC Centura Banks, Inc.

         In connection with the merger agreement, Centura Banks, Inc. has granted Royal Bank a customary option to purchase a number of shares equal to
19.9 per cent of its outstanding common stock under limited circumstances.

         "Centura has an experienced management team, strong customer and community orientation and a corporate culture similar to ours," said John Cleghorn, chairman and chief executive officer of Royal Bank of Canada. "The transaction is consistent with our U.S. growth strategy, which is based on focused and manageable acquisitions. Centura's approach to developing and maintaining customer relationships while building size through acquisitions has successfully driven its own growth strategy. We want to preserve and build on their success as we grow our personal and commercial banking platform in the U.S.," said Cleghorn.

         "This is an outstanding opportunity for us to execute our successful retail banking model in one of the most attractive markets in the United States. Centura's positioning as a full line retailer of financial services provides the opportunity to create a strong retail banking platform in the United States with considerable growth potential," noted James Rager, vice-chairman of Royal Bank of Canada, responsible for its personal and commercial banking platform.

         Commenting on the transaction, Cecil W. Sewell, Jr., Centura chief executive officer said, "Royal Bank of Canada has a stellar reputation and a corporate culture very similar to our own. They offer us the best opportunity to preserve and strengthen this culture while realizing our full potential of offering financial solutions that make a positive difference in the lives of our customers."

         On completion of the transaction, Sewell will become chairman of RBC Centura Banks, Inc., and it is intended that he will become a member of the board of directors of Royal Bank of Canada. H. Kel Landis, currently president of Centura Bank, will become chief executive officer of RBC Centura Banks, Inc.

         The transaction provides the opportunity to integrate key operations of RBC's existing U.S. consumer businesses. These include: Security First Network Bank, based in Atlanta, the country's first and number one rated Internet bank, and Prism Financial Corporation, a Chicago-based national retail mortgage origination company with more than 1,100 loan officers and 180 offices in 29 states. It also complements the businesses of Liberty Life Insurance Company and Liberty Insurance Services Corporation, both based in Greenville, S.C. and

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Minneapolis-based Dain Rauscher Corporation, a leading regional, full service securities firm with 3,800 employees and a network of 90 offices in 27 states.

About Centura Banks, Inc.

         An US$11.5 billion-asset financial services company, Centura Banks, Inc. is based in Rocky Mount, N.C. Its 3,600 employees provide a complete line of banking, investment, insurance, leasing and asset management services to individuals and businesses in North Carolina, South Carolina and Virginia. Centura's broad range of financial solutions is provided through Centura Highway, the bank's multifaceted customer access system that includes more than 240 full-service financial offices, telephone banking, an extensive ATM network, PC banking, online bill payment and the bank's suite of Internet products and services. The bank has client relationships with over 420,000 households (650,000 customers). For more information, please visit www.centura.com.

About Royal Bank of Canada

         Royal Bank of Canada (RY) is a diversified financial services company. It provides personal and commercial banking, wealth management services, insurance, corporate and investment banking, online banking and transaction processing on a global basis. The company employs 50,000 people who serve 10 million personal, business and public sector customers in North America and in some 30 countries around the world. For more information, please visit www.royalbank.com.


Safe Harbor

This news release includes forward-looking statements that are subject to certain risks and uncertainties. Actual results may differ materially from the results contemplated in these forward-looking statements. Statements regarding the expected date of completion of the transaction are subject to forward-looking statements, the risk that closing conditions will not be satisfied or not satisfied in a timely manner, that regulatory approvals will not be obtained or not obtained in a timely manner or that the shareholders of Centura will not approve the merger. Statements regarding the expected benefits of the transaction are subject to the following risks: that expected benefits will not be achieved; that revenues following the acquisition will be lower than expected; that the businesses will not be integrated successfully; that merger costs will be greater than expected; the inability to identify, develop and achieve success for new products and services; increased competition and its effect on the combined companies; the general economic conditions, either internationally, nationally or in the states in which the combined companies will be doing business, will be less favorable than expected; the general risks associated with the companies' business; and that legislation or regulatory changes adversely affect the businesses in which the combined companies would be engaged.

RBC will be filing a registration statement and Centura Banks, Inc. will be filing a prospectus/proxy statement and other relevant documents concerning the merger with the SEC. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT, THE PROSPECTUS/PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by RBC and Centura will be available free of charge from each company's Investor Relations Department.

Centura Banks, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Centura in favor of the merger. The directors and executive officers of Centura Banks, inc. include the following: R.H. Barnhardt, T.A. Betts Jr., H.T. Bowers, D.T. Clancy, S.M. Custer, E.L. Evans, B.W. Franklin, S.J. Goldstein, S.E. Gravely, J.H. High, R.L. Hubbard, W.H. Kincheloe, H.K. Landis III, C.T. Lane, W.H. Murphy, J.H. Nelson, D.E. Painter Jr., O.T. Parks III, M.S. Patterson, F.L. Pattillo, P.H. Pope, W.H. Redding Jr., C.M. Reeves III, B.T. Rogers, C.W. Sewell Jr., G.T.

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Stronach III, A.P. Thorpe III, S.M. White Jr., W.H. Wilkerson, C.P. Wilkins, and
J.B. Williams. Collectively, as of January 25, 2001, the directors and executive officers of CENTURA beneficially owned approximately 9% of the outstanding shares of Centura common stock. Stockholders of Centura Banks, Inc. may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

Media Contacts:
Andy Mus         404-875-1444 ext. 234      for Centura Banks, Inc.
Toronto          Jeff Keay                  416 974-5506 Royal Bank of Canada
Montreal         Raymond Chouinard          514-874-6556 Royal Bank of Canada
New York         Eric Starkman              212 461-2226 Starkman & Associates


Investor Relations Contacts:
Nabanita Merchant, senior vice-president     416-955-7803   Royal Bank
Anthony Ostler, senior manager               416-955-7804   Royal Bank
Steven Goldstein, chief financial officer    252-454-8356   Centura Banks, Inc.

Conference Calls:
Royal Bank of Canada and Centura Banks, Inc. invite interested investors to listen to a conference call with analysts and institutional investors. The call will take place at 9:30 a.m. EST, January 26, 2001. It will be accessible live via the Internet and archived on both the Internet and telephone. A media teleconference will commence at 10:30 a.m. EST.

Conference Call Access:
Analysts' Call: 9:30 a.m. EST and archived commencing Noon EST
Internet:         www.royalbank.com/investorrelation/conference.html

Phone recording: Available from Noon EST, January 26, 2001 to midnight, February 2, 2001, by dialing
                           416 626-4100 [reservation number -17799885] or
         1-800-558-5253 [reservation number - 17802971].

Media Conference Call: 1-888-568-1969 - 10:30 a.m. EST

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